Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-269228 on Form S-3 of our report dated March 11, 2022 relating to the financial statements of Falcon Minerals Corporation, appearing in the Annual Report on Form 10-K of Falcon Minerals Corporation for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado
August 11, 2023